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                         UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K



Current Report Pursuant to Section 13 or 15 (D) of the Securities
Exchange Act of 1934



Date of Report (date of earliest event reported) June 2, 1995.




Commission file number 1-2691.



                    American Airlines, Inc.
     (Exact name of registrant as specified in its charter)

        Delaware                            13-1502798
    (State or other                      (I.R.S. Employer
      jurisdiction                      Identification No.)
   of incorporation or
     organization)

 4333 Amon Carter Blvd.
   Fort Worth, Texas                           76155
 (Address of principal                      (Zip Code)
   executive offices)

Registrant's telephone number,   (817) 963-
including area code              1234


                         Not Applicable
(Former name, former address and former fiscal year , if changed since last report)















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                              INDEX

                    AMERICAN AIRLINES , INC.





ITEM 7.  EXHIBITS

The following exhibit is included herein:

       12   Computation of Ratio of Earnings to Fixed Charges


SIGNATURE
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                                                      Exhibit 12

                     AMERICAN AIRLINES, INC.
        Computation of Ratio of Earnings to Fixed Charges
                      (Dollars in millions)




                                                                Three Months
                               Year Ended December 31,          Ended March
                                                                    31,
                         1990    1991    1992   1993    1994    1994   1995
Earnings:
  Earnings (loss) before
   income taxes,
   extraordinary loss,
   and cumulative
   effect of accounting
   chances              $(97)   $(229)  $(396)  $ 74    $442    $ 5    $100

  Add: Total fixed
   charges (per below)   630      812     961  1,000   1,043    244     295

  Less: Interest
   capitalized           114      153      98     49      21      6       4
    Total earnings      $419     $430    $467 $1,025  $1,464   $243    $391


Fixed charges:
  Interest              $277     $345    $386   $408    $457    $97    $149

  Portion of rental
   expense representative
   of the interest
   factor                351      463     572    588     582    146     145

  Amortization of debt
   expense                 2        4       3      4       4      1       1
    Total fixed charges $630     $812    $961 $1,000  $1,043   $244    $295

Ratio of earnings to
 fixed charges             -        -       -   1.03    1.40      -    1.32
fixed charges

Coverage deficiency     $211     $382    $494   $  -    $  -    $ 1    $  -







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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               AMERICAN AIRLINES, INC.




Date: June 2, 1995             BY:/s/ Charles D. MarLett
                               Charles D. MarLett
                               Corporate Secretary